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EXHIBIT 8.2

                              CANADIAN TAX OPINION
                                CAMPNEY & MURPHY
                             Barristers & Solicitors
                                 P.O. Box 48800
                          2100-1111 West Georgia Street
                             Vancouver, B.C. V7X 1K9



R.J. MacRAE
Direct No. (604) 661-7533
Email. bmacrae@campney.com
File No. 030451/93


July 14, 1998

Optima Petroleum Corporation
600 - 595 Howe Street
Vancouver, B.C.  V6C 2T5
Canada

Ladies and Gentlemen:

We have acted as Canadian tax counsel for Optima Petroleum Corporation ("Optima") in connection with the continuation of Optima from Canada and the jurisdiction of the Canada Business Corporation Act into the State of Delaware (the "Continuation"). The Continuation will occur pursuant to the resolution of the Board of Directors of Optima, the resolution to be approved by the shareholders of Optima at an extraordinary general meeting, the Certificate of Continuation and Certificate of Incorporation to be filed with the Secretary of the State of Delaware, and the bylaws of Optima (the "Continuation Documents").

You have requested our opinion regarding the Canadian federal income tax matters addressed in the discussion entitled "Canadian Income Tax Considerations" in the Registration Statement on Form S-4 filed by Optima with the Securities and Exchange Commission (which contains a prospectus and proxy statement of Optima) (the "Registration Statement"). In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, the Continuation Documents, and such other documents pertaining to the Continuation as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

1. Original documents (including signatures) are authentic, documents submitted to us as copied conform to the original documents, and there has been (or will be by the effective time of the Continuation) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

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2.       Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

4. The Continuation will be reported by Optima on its federal income tax returns in a manner consistent with the opinion set forth below; and

5. The Continuation will be consummated in accordance with the Continuation Documents (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state law.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for Canadian federal income tax purposes, the discussion entitled "Tax Consequences" in the Registration Statement insofar as it relates to statements of Canadian legal law or Canadian legal conclusions is correct in all material respects.

This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Canadian Income Tax Act (the "Act"), existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon Revenue Canada or the courts, and there is no assurance that Revenue Canada will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertaken no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws.

This opinion only addresses matters under Canadian federal income tax laws. It does not address the tax considerations applicable to Canadian shareholders of Optima who own ten percent or more of the voting power or value of Optima.

No opinion is expressed as to any transaction other than the Continuation as described in the Continuation Documents or to any transaction whatsoever, including the Continuation, if all the transactions described in the Continuation Documents are not consummated in accordance with the terms of such Continuation Documents and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relief to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion has been delivered to you for the purpose of filing of this opinion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters". In giving such

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consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours truly,

CAMPNEY & MURPHY

"Campney & Murphy"